Exhibit 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this post-effective amendment to registration statement on Form S-1 on Form S-3 of our report dated March 16, 2009 (which includes an explanatory paragraph stating that on October 30, 2008 the Company acquired China Water and Drinks Inc., in a transaction accounted for as a purchase business combination) relating to the consolidated balance sheets of Heckmann Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the year ended December 31, 2008, and for the period from May 29, 2007 (inception) through December 31, 2007, which appears on page F-2 in the annual report on Form 10-K of Heckmann Corporation for the year ended December 31, 2008. We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.

Denver, Colorado

May 7, 2009